Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Ranger Energy Services, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Darron M. Anderson, Chief Executive Officer of the Company, and Robert S. Shaw Jr., Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:September 1, 2017

/s/ Darron M. Anderson
Darron M. Anderson
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Robert S. Shaw Jr.
Robert S. Shaw Jr.
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)